UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

Monocle Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38801 (Commission File Number)	83-1751907 (I.R.S. Employer Identification No.)

750 Lexington Avenue, Suite 1501 New York, NY (Address of principal executive offices)	10022 (Zip Code)

(212) 446-6981 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 11, 2019, Monocle Acquisition Corporation (the “Company”) completed its initial public offering (“IPO”) of 17,250,000 units (“Units”), including the issuance of 2,250,000 Units as a result of the underwriters’ full exercise of their over-allotment option. Each Unit consists of one share of common stock, par value $0.0001 per share (“Common Stock”), and one redeemable warrant (“Warrant”), each Warrant exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share, pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-228470). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $172,500,000.

As previously reported on a Current Report on Form 8-K of the Company, on February 11, 2019, simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 717,500 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total gross proceeds of $7,175,000.

A total of $174,225,000 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public stockholders. An audited balance sheet as of February 11, 2019 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOCLE ACQUISITION CORPORATION

By:	/s/ Eric J. Zahler
	Name:	Eric J. Zahler
	Title:	President and Chief Executive Officer

Date: February 15, 2019